Exhibit 3

                              State of Delaware
                      Office of the Secretary of State
                               --------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTARATION OF "PREMIER AUTO TRUST 1998-3", FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 1998, AT 8:30 O'CLOCK A.M.










                                        /s/ Edward J. Freel
                                        -----------------------------------
                      [ SEAL ]          Edward J. Freel, Secretary of State


2891806 8100                            AUTHENTICATION: 9059936
981168702                              DATE: 05-04-98

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 08:30 AM 05/01/1998
                                                       981168702 - 2891806


                            CERTIFICATE OF TRUST
                                     OF
                          PREMIER AUTO TRUST 1998-3

         THIS Certificate of Trust of Premier Auto Trust 1998-3 (the "Trust"), dated May 1, 1998, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del C ss 3801 et seq).

         1. Name: The name of the business trust formed hereby is Premier Auto Trust 1998-3.

         2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

         3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                                    CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of May 1, 1998.


                                    By: /s/ Denis Kelly
                                    -----------------------------
                                    Name:    DENIS KELLY
                                    Title:   TRUST OFFICER